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                                                                      Exhibit 11

[LETTERHEAD]


                            INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Piper Funds Inc.
Piper Funds Inc.-II:



We consent to the use of each of our reports dated October 24, 1997 and November 7, 1997 incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statements.



                                            /s/ KPMG Meat Marwick LLP

                                                KPMG Peat Marwick LLP


Minneapolis, Minnesota
November 24, 1997